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Exhibit 10.1

XYRATEX LTD
2004 DIRECTORS STOCK OPTION PLAN

1.     Purpose of This Plan

        The purpose of this Xyratex Ltd 2004 Directors Stock Option Plan is to enhance the long-term shareholder value of Xyratex Ltd by offering opportunities to eligible directors of Xyratex Ltd to participate in the growth in value of the equity of Xyratex Ltd.

2.     Definitions and Rules of Interpretation

        2.1    Definitions.    This Plan uses the following defined terms:

          "Administrator" means the Board or the Committee.

          "Applicable Law" means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Options or Option Shares.

          "Board" means the board of directors of the Company.

          "Change of Control" means any transaction or event set out in Section 8.3.

          "Code" means the United States of America Internal Revenue Code of 1986, as amended.

          "Committee" means a committee composed of Directors appointed in accordance with the Company's charter documents and Section 4.

          "Companies Act" means the Companies Act 1981 of Bermuda, as amended.

          "Company" means Xyratex Ltd, a Bermuda exempted company (no. 31989).

          "Control" means, in relation to a body corporate, the power of a person to secure (a) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or (b) by virtue of any powers conferred by the articles of association or other document regulating that or any other body corporate, that the affairs of the first-mentioned body corporate are conducted in accordance with the wishes of that person, and, in relation to a partnership, means the right to a share of more than one-half of the assets, or of more than one-half of the income, of the partnership.

          "Director" means a member of the board of directors of the Company.

          "Exchange Act" means the United States of America Securities Exchange Act of 1934.

          "Expiration Date" means, with respect to an Option, the earliest to occur of (i) the tenth anniversary of the Grant Date, (ii) the Optionee's Termination, (iii) the date set forth in Section 8.3, and (iv) the commencement of the winding-up of the Company as set forth in Section 8.4.

          "Grant Date" means the date on which the Scheme of Arrangement becomes effective.

          "IPO" means the initial public offering of the common shares of the Company.

          "Nonstatutory Option" means any Option other than an incentive stock option under Section 422 of the Code.

          "Option" means a right to purchase Shares of the Company granted under this Plan.

          "Option Agreement" means the document evidencing the grant of an Option.

          "Option Price" means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes, which, with respect to each Option Share, shall be an amount equal to the per share price set forth under the caption "Price to Public" on the cover page of the Company's final prospectus used in connection with the IPO, subject to adjustment in accordance with the terms of this Plan.

          "Option Shares" means Shares covered by an outstanding Option or purchased under an Option.

          "Optionee" means each of the following Directors: Steve Sanghi, Ernest Sampias, and Jonathan Brooks.

          "Plan" means this Xyratex Ltd 2004 Directors Stock Option Plan.

          "Rule 16b-3" means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

          "Scheme of Arrangement" means that certain scheme of arrangement under Section 425 of the Companies Act 1985 of the United Kingdom, which contemplates the cancellation of the outstanding shares of Xyratex Group Limited in consideration of the issuance of common shares of the Company to the former shareholders of Xyratex Group Limited and the issuance of new shares of Xyratex Group Limited to the Company, for the purpose of establishing a new Bermuda parent company for Xyratex Group Limited's business.

          "Securities Act" means the United States of America Securities Act of 1933.

          "Share" means a common share of the Company.

          "Termination" means that the Optionee has ceased to be a Director for any reason or no reason.

          "UK Companies Act" means the United Kingdom Companies Act of 1985.

        2.2    Rules of Interpretation.    Any reference to a "Section," without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not be used to determine the meaning of any provision of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the effective date of this Plan and including any successor provisions.

3.     Shares Subject to this Plan; Term of this Plan

        3.1    Number of Option Shares.    Subject to adjustment under Section 8.1, the maximum number of Shares that may be issued under this Plan is 60,000.

        3.2    Source of Shares.    The source of Option Shares shall be authorized but unissued Shares.

        3.3    Term of this Plan

          (a)   This Plan shall become effective on the date it is adopted by the Board.

          (b)   This Plan shall terminate one day after the tenth anniversary of the Grant Date.

4.     Administration

        4.1    General

          (a)   The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two Directors; provided, however, that after the expiration of any reliance period that may apply pursuant to Treasury Regulations Section 1.162-27(f)(1)-(3) and for so long as the Company is a "publicly held corporation" within the meaning of Section 162(m) of the Code, the Committee shall consist solely of at least two Directors who are "outside directors" as defined in Section 162(m) of the Code. The Board or the Committee may further delegate its responsibilities to any employee of the Company (a "Delegate"). Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the "Administrator," the action may be taken or the determination made by the Board or the Committee or any Delegate; provided, however, that only the Board or the Committee may approve grants of Options. However, all actions and determinations by any Administrator or Delegate are subject to the provisions of this Plan.

          (b)   So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Directors who are "Non-Employee Directors" as defined in Rule 16b-3 and, after the expiration of any transition period permitted by Treasury Regulations Section 1.162-27(h)(3), who are "outside directors" as defined in Section 162(m) of the Code.

        4.2    Authority of Administrator.    Subject to the other provisions of this Plan, the Administrator shall have the authority:

          (a)   to grant Options in accordance with this Plan;

          (b)   to determine the types of payment that may be used to purchase Option Shares;

          (c)   to determine the types of payment that may be used to satisfy withholding tax obligations;

          (d)   to determine the other terms of each Option, provided that they are not inconsistent with this Plan;

          (e)   to modify or amend any Option;

          (f)    to authorize any person to sign any Option Agreement or other document related to this Plan on behalf of the Company;

          (g)   to determine the form of any Option Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

          (h)   to interpret this Plan and any Option Agreement or document related to this Plan;

          (i)    to correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Option Agreement or any other document related to this Plan;

          (j)    to adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

          (k)   to adopt, amend, and revoke rules and procedures relating to the operation and administration of this Plan to accommodate non-U.S. Optionees and the requirements of Applicable Law such as: (i) rules and procedures regarding the conversion of local currency, withholding procedures and the handling of stock certificates to comply with local practice and requirements, and (ii) sub-plans and Plan addenda for non-U.S. Optionees; and

          (l)    to make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

        4.3    Scope of Discretion.    Subject to the last sentence of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board or the Committee to make decisions, that body may make those decisions in its sole and absolute discretion. Moreover, but again subject to the last sentence of this Section 4.3, in making those decisions the Board or the Committee need not treat all persons eligible to receive Options, all Optionees, all Options or all Option Shares the same way. However, the discretion of the Board or the Committee is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Optionees by Option Agreements and other agreements.

5.     Optionees

        Options may be granted to, and only to, Optionees.

6.     Terms and Conditions of Options

        The following rules apply to all Options:

        6.1    Term.    No Option shall be exercisable after its Expiration Date.

        6.2    Number of Option Shares.    Each Optionee shall be granted an Option for 20,000 Shares.

        6.3    Vesting.    The Options shall vest and shall become exercisable as set forth in the Option Agreements.

        6.4    Form of Payment.    Acceptable forms of payment for exercising an Option are cash, check, wire transfer and any other form or method of payment that the Administrator may permit.

        6.5    Nonassignability of Options.    No Option shall be assignable or otherwise transferable by the Optionee.

7.     Exercise of Options

        7.1    In General.    An Option shall be exercisable in accordance with this Plan and the Option Agreement under which it is granted.

        7.2    Time of Exercise.    An Option shall be considered exercised when the Company receives: (a) written notice of exercise, in a form consistent with this Plan and approved by the Administrator, from the person entitled to exercise the Option, (b) full payment, or provision for payment, in a form and method consistent with this Plan and approved by the Administrator, for the Shares for which the Option is being exercised, and (c) full payment, or provision for payment, in a form and method consistent with this Plan and approved by the Administrator, of all applicable withholding taxes due upon or by reason of exercise. An Option may not be exercised for a fraction of a Share.

        7.3    Issuance of Option Shares.    The Company shall issue Option Shares in the name of the person properly exercising the Option. If the Optionee is that person and so requests, the Administrator, in its sole and absolute discretion, may cause the Option Shares to be issued in the name of the Optionee and the Optionee's spouse. The Company shall endeavor to issue Option Shares promptly after an Option is exercised. However, until Option Shares are actually issued, as evidenced by the appropriate entry on the register of members of the Company or its transfer agent, no right to vote or receive dividends or other distributions, and no other rights as a shareholder, shall exist with respect to the Option Shares, even though the Optionee has completed all the steps necessary to exercise the Option. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Option Shares are issued, except as provided in Section 8.

        7.4    Expiration.    Options shall be exercisable to the extent (but only to the extent) they are vested. To the extent the Optionee does not exercise an Option before the Expiration Date, the Option shall automatically terminate.

8.     Certain Transactions and Events

        8.1    In General.    Except as provided in this Section 8, no change in the capital structure of the Company, merger, amalgamation, sale or other disposition of assets, change of control, issuance by the Company of shares of any class of securities convertible into shares of any class, conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 8.

        8.2    Changes in Capital Structure.    In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company, the Board shall make whatever adjustments it concludes are appropriate to: (a) the number of Shares subject to Options that may be granted under this Plan, (b) the number of Shares subject to Options that may be granted to any individual under this Plan, and (c) the Option Price and number and class of securities issuable under each outstanding Option. The specific adjustments shall be determined by the Board in its sole and absolute discretion. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security. The Board need not adopt the same rules for each Option or each Optionee.

        8.3    Change of Control.    The Company shall notify each Optionee if: (a) any person or group of persons acting in concert obtains Control of the Company by any means (other than the Scheme of Arrangement), or (b) any person becomes entitled or bound to acquire the Shares (other than pursuant to the Scheme of Arrangement) under Sections 428 to 430F of the UK Companies Act (or the equivalent in the jurisdiction in which the Company is incorporated) (each such transaction being a "Change of Control"). All outstanding Options shall vest fully and become fully exercisable upon the occurence of a Change of Control of the Company pursuant to clause (a) above or clause (b) above.

        8.4    Winding-Up.    The Company shall notify each Optionee of any meeting called for the purpose of considering a resolution for the voluntary liquidation of the Company and shall notify each Optionee of such Optionee's rights under this Section 8.4. If, at any time while any Option remains unexercised, notice is duly given of a general meeting of the Company at which resolutions will be proposed for the voluntary liquidation of the Company (or the equivalent in the jurisdiction in which the Company is incorporated), the Option shall be exercisable in whole or in part (to the extent, if any, that the Option has vested and provided that it has not lapsed) until the commencement of such winding-up under Part XIII of the Companies Act. All outstanding Options shall lapse on the commencement of any liquidation of the Company.

9.     Tax Withholding

        9.1    General.    Whenever Option Shares are issued or become free of restrictions, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Optionee or the Company. The Company shall have no obligation to deliver Option Shares until the Optionee has satisfied those tax withholding obligations. Whenever payment in satisfaction of Options is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

        9.2    Method of Payment.    The Optionee shall pay any required withholding using the forms of consideration described in Section 6.3.

10.   Compliance with Law

        The grant of Options and the issuance and subsequent transfer of Option Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Options may not be exercised, and Option Shares may not be transferred, in violation of Applicable Law. Thus, for example, Options may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Option Shares, or (b) in the opinion of legal counsel to the Company, those Option Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. In addition, Options may not be granted or exercised, and Option Shares may not be issued, under this Plan unless and until the consent of the Bermuda Monetary Authority is obtained. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company's legal counsel to be necessary or useful for the lawful issuance of any Option Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Option Shares or permitting their transfer. As a condition to the exercise of any Option or the transfer of any Option Shares, the Company may require the Optionee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

11.   Amendment or Termination of this Plan or Outstanding Options

        11.1    Amendment and Termination.    The Board may at any time amend, suspend, or terminate this Plan.

        11.2    Effect.    No amendment, suspension, or termination of this Plan, and no modification of any Option even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Optionee unless the affected Optionee consents to the amendment, suspension, termination, or modification. Termination of this Plan shall not affect the Administrator's ability to exercise the powers granted to it under this Plan with respect to Options granted before the termination or Option Shares issued under such Options even if those Option Shares are issued after the termination.

12.   Reserved Rights

        12.1    Nonexclusivity of this Plan.    This Plan shall not limit the power of the Company to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans or independently of any plan.

        12.2    Unfunded Plan.    This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Optionees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Options, or the issuance of Option Shares. Neither the Company nor the Administrator shall be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Optionee shall be based solely upon contracts entered into under this Plan, such as Option Agreements. No such obligation shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligation.

13.   Lock-Up Agreement

        Optionees shall be prohibited from selling any Option Shares for a period of 180 days after the effective date of the registration statement filed under the Securities Act with respect to the IPO. In addition, if requested by the Company or a representative of its underwriters, Optionees or certain Optionees shall be prohibited from selling some or all of their Option Shares during a period not to exceed 180 days after the effective date of any other registration statement of the Company (other than a registration statement on Form S-8 or S-4 or an equivalent).

14.   Miscellaneous

        14.1    Governing Law.    This Plan and all determinations made and actions taken under this Plan shall be governed by the substantive laws, but not the choice of law rules, of New York with the understanding that for the purposes of Sections 8.3 and 8.4 the UK Companies Act and the Companies Act, respectively, shall be referenced in determining the applicability of those Sections.

        14.2    Reservation of Shares.    During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as are still issuable under this Plan.

        14.3    Electronic Communications.    Any Option Agreement, notice of exercise of an Option, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

        14.4    Notices.    Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Option or Option Shares shall be in writing (or, if so authorized by Section 14.3, communicated electronically), shall be addressed to the Secretary of the Company, and shall be effective only when received by the Secretary of the Company.

Date of adoption of this Plan by the Board: April 15, 2004

Date of approval of this Plan by the shareholders: April 22, 2004

Effective date of this Plan: April 15, 2004 (See Section 3.3(a).)

The Plan was amended by the Board on June 23, 2004 and such amendment was approved by the shareholders on June 24, 2004.

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  Exhibit 10.1
XYRATEX LTD 2004 DIRECTORS STOCK OPTION PLAN